                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion and incorporation by reference in the registration statement of GFC Financial Corporation on Form S-3 (File No.
33-      ) of our report dated February 7, 1994 on our audits of the consolidated financial statements of TriCon Capital Corporation -- Predecessor Business, which report is included in this registration statement and the Annual Report on Form 10-K of GFC Financial Corporation and includes an explanatory paragraph for certain accounting changes. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND

NEW YORK, NEW YORK
APRIL 1, 1994